UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2006 (October 31, 2006)

HANCOCK FABRICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-9482	64-0740905
(State or other jurisdiction	(Commission	(I. R. S. Employer
of incorporation)	File Number)	Identification No.)

One Fashion Way, Baldwyn, MS	38824
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (662) 365-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.

On October 31, 2006, Hancock Fabrics, Inc. (the "Company") entered into the Fifth Amendment (the "Amendment") to its Loan and Security Agreement (the "Agreement") with Wachovia Bank National Association and various lenders under the Agreement. A copy of the Amendment is filed as Exhibit 99.1 to this Current Report on Form 8-K. The Amendment extends the deadline under the Agreement for the Company to file with the Securities and Exchange Commission (the "SEC") its Annual Report on Form 10-K for the year ended January 28, 2006 to December 31, 2006 and extends the deadline to file with the SEC its Quarterly Reports on Form 10-Q for fiscal 2006 to February 28, 2007.

Item 7.01 Regulation FD Disclosure.

The information furnished on Exhibit 99.2 herewith, is hereby incorporated by reference under this Item 7.01 as if fully set forth herein.

The information presented herein under Item 7.01 shall not be deemed "filed" under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On October 31, 2006, the Company announced that it has received a two-month extension for continued listing and trading on the New York Stock Exchange (the "NYSE"). The extension, which is subject to review by the NYSE on an ongoing basis, provides the Company until January 2, 2007 to file its Annual Report on Form 10-K for the year ended January 28, 2006 with the SEC. The Company currently expects to complete and file its Form 10-K with the SEC by January 2, 2007. If this filing is not made by that time, the NYSE could either grant an additional trading period up to April 30, 2007 or initiate procedures that could result in suspension and delisting. As part of its continued listing assessment, the NYSE will continue to monitor progress on the Company's delayed Quarterly Reports on Form 10-Q.

Item 9.01  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits:

Exhibit Number	Description
99.1	Fifth Amendment to Credit Agreement dated October 31, 2006
99.2	Press release issued by Hancock Fabrics, Inc., dated October 31, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HANCOCK FABRICS, INC.
(Registrant)

By: /s/ Bruce D. Smith
Name:	Bruce D. Smith
Title:	Executive Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)

Date: November 1, 2006

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Fifth Amendment to Credit Agreement dated October 31, 2006
99.2	Press release issued by Hancock Fabrics, Inc., dated October 31, 2006